OMEGA MOULDING BECOMES DISTRIBUTOR FOR VARIGUARD’S
SMARTGLASS PRODUCTS FOR FRAMES AND DISPLAY CASES

Omega Moulding to Showcase VariGuard’s SmartGlass products at the 15th Annual West Coast
Art and Frame Expo and National Conference from January 19-22, 2014

Woodbury, New York – January 16, 2014. Research Frontiers’ (Nasdaq: REFR) VariGuard business unit announced that Omega Moulding will distribute its patented light control SmartGlass products for frames and display cases in the United States and Canada.

Omega Moulding will showcase the benefits of VariGuard SmartGlass products at the 15th Annual West Coast Art and Frame Expo and National Conference being held from January 19-22, 2014 (Omega Moulding Booth #431).

VariGuard SmartGlass products protect artwork and historical documents by allowing light to reach these artifacts only when they are being viewed. At all other times, VariGuard display panels immediately return to their light-blocking dark state to protect these artifacts. This performance feature, unique in the industry, can reduce an artifact’s light exposure by 85-95%. This enables museums, libraries and private collectors to:

  Provide the best protection against light damage for artifacts on display

  Enable the safe display of light-sensitive artifacts in well-lit environments

  No more need to view artifacts in dimly lit rooms!

  Display artifacts that were previously considered too light-sensitive to exhibit

Seth Van Voorhees, President of VariGuard, commented “We are very pleased to have a distributor with the stellar reputation and capabilities of Omega Moulding represent our VariGuard SmartGlass products in the marketplace. The Omega Moulding relationship will greatly accelerate customer knowledge of the benefits and protection that VariGuard SmartGlass products offer.”

For more information about VariGuard SmartGlass products, visit the VariGuard website at www.VariGuard.com or the Omega Moulding website at www.museumglazing.com/variguard.html.

15th Annual West Coast Art and Frame Expo and National Conference

The West Coast Art & Frame Expo is the largest national trade show in the art and framing industry. It is also the home of The National Conference, an educational program with 100 informative lectures and hands-on workshops for framers of every level. Additional information about the 15th Annual West Coast Art and Frame Expo and National Conference is available at the event website.

About Omega Moulding

Omega Moulding is a National Wholesaler of fine quality Picture Framing products, providing mouldings of outstanding craftsmanship since 1968. Omega maintains state-of-the-art distribution centers throughout North America with locations in New York, Los Angeles, Chicago, Atlanta, and Toronto. Each facility is stocked with the entire line of over 1,500 high quality mouldings, available in Length, Chop, or Joins, as well as a selection of readymade Gallery Frames.

In addition to its mouldings, Omega is also a distributor of quality picture framing supplies, providing customers with a comprehensive selection of framing products to fulfill their business needs. The Omega Moulding Family takes great pride in providing innovative designs, superior customer support and satisfaction, while leading the industry in value for the quality of products offered.

About Research Frontiers Inc.

Research Frontiers has invested over $90 million to develop SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers holds over 450 patents and patent applications worldwide and has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats. For more information, please visit www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and “SPD-SmartGlass are trademarks of Research Frontiers Inc.

For further information, please contact:

David Merzin
President
Omega Moulding Inc.
+1-800-289-6634
info@OmegaMouldings.com

Seth Van Voorhees
President
VariGuard
+1-516-847-5330
info@VariGuard.com